Exhibit 10.21

DISPUTE RESOLUTION AGREEMENT

This DISPUTE RESOLUTION AGREEMENT is made this 5th day of September 2007 (“Agreement”) by and between BioDelivery Sciences International, Inc. (“BDSI”) and CDC IV, LLC (“CDC”).

WHEREAS, BDSI and CDC entered into the Clinical Development and License Agreement, dated July 14, 2005 (as amended, the “CDLA”), pursuant to which CDC has provided funding to BDSI for the clinical development of a certain BEMATM Fentanyl product (“BEMATM Fentanyl”);

WHEREAS, BDSI and CDC are currently engaged in dispute resolution procedures pursuant to the CDLA for certain matters relating to the CDLA and the Right of First Negotiation contained in Section E(4) of the Securities Purchase Agreement between BDSI and CDC dated May 16, 2006, as amended from time to time, including, without limitation, pursuant to that certain Stipulation, Index no. 06/603626, ordered by the Supreme Court of the State of New York, County of New York (the “Disputed Matters”); and

WHEREAS, the parties desire to move forward with the development of BEMATM Fentanyl;

NOW, THEREFORE, IN CONSIDERATION of the foregoing, the mutual understandings and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by BDSI and CDC, BDSI and CDC hereby agree as follows:

1. The parties agree that the Disputed Matters are hereby waived, released and dismissed with prejudice and the dispute resolution procedures for the Disputed Matters are hereby terminated, with prejudice;

2. The parties will comply with their obligations under the CDLA, which is not terminated, altered or amended, and remains in full force and effect; and

3. The parties agree that no party may make public statements, either written or verbal, regarding the Agreement, or the Disputed Matters, without the consent and approval of the other party.

CDC IV, LLC		BioDelivery Sciences International, Inc.

By:	David Ramsey, Partner	By:	Mark A. Sirgo, President and CEO

	/s/ David Ramsey		/s/ Mark A. Sirgo

Date:	September 5, 2007	Date:	September 5, 2007